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                                                                    EXHIBIT 23.5

As independent public accountants, we hereby consent to the incorporation by reference into this S-3 Registration Statement of Vornado Realty Trust of our report dated February 5, 1998, on the combined statement of revenues and certain operating expenses of The Merchandise Mart Group of Properties for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.


                                   /s/ Arthur Andersen LLP
                                   --------------------------------
                                       Arthur Andersen LLP

Chicago, Illinois
April 8, 1998
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As independent public accountants, we hereby consent to the incorporation by reference into this S-3 Registration Statement of Vornado Realty Trust of our report dated April 8, 1998, on the combined statement of revenues and certain operating expenses of The Merchandise Mart Group of Properties for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.

                                               /s/ Arthur Andersen LLP
                                               ----------------------------
                                                   Arthur Andersen LLP

Chicago, Illinois
April 8, 1998